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                                                              Exhibit 10.28

                               DAVOX CORPORATION

                  EXECUTIVE VICE PRESIDENT, SALES & MARKETING

                              SEVERANCE AGREEMENT

DAVOX Corporation ("DAVOX") will provide to you the following terms and condition of salary and benefits continuation:

1. Termination Due to Merger / Acquisition - You will receive 12 months base salary, medical and dental benefits continuation in the event your employment with Davox Corporation is terminated as a result of a merger or acquisition that results in the elimination, consolidation or relocation of your position.

2. Termination within 9 months from Start Date - You will receive 6 months base salary, medical and dental benefits continuation in the event your employment with Davox Corporation is terminated for any reason other than a Merger / Acquisition within the first 9 months of your employment with Davox Corporation. Notwithstanding the foregoing, if you voluntarily resign within 9 months from your start date, you will not receive any base salary, medical or dental benefits continuation.

3. Termination after 9 months from Start Date - You will receive 6 months base salary, medical and dental benefits continuation in the event your employment with Davox Corporation is terminated following your first 9 months with the company and for reasons other than those associated with job performance or Merger & Acquisition. Notwithstanding the foregoing, if you voluntarily resign after 9 months from your start date, you will not receive any base salary, medical or dental benefits continuation.

Following the effective date of termination, as set forth in writing and furnished to you by DAVOX, your employment with DAVOX shall cease and you shall not hold yourself as an employee, agent, or representative of DAVOX.

Continuation of base salary and benefits shall further be subject to your compliance with any then existing company policies and such other terms as may be in effect between you and DAVOX pertaining to the disclosure of confidential or proprietary information.

Approval:


                  /s/ James D. Foy                                    2/21/02
                  ---------------------------------                   -------
                  President & Chief Executive Officer                 Date

                  /s/ Ralph Breslauer                                 2/21/02
                  ---------------------------------                   -------
                  Executive Vice President, Sales & Marketing         Date